SERVICES AGREEMENT

     This Services Agreement is made as of this 22nd day of February, 1999 by and between ENERGY RESEARCH CORPORATION, a New York corporation ("ERC") and EVERCEL, INC., a Delaware corporation ("Evercel").

                              W I T N E S S E T H:

     WHEREAS, ERC has transferred and assigned all of the assets and liabilities of ERC's battery business to Evercel, a wholly-owned subsidiary of ERC until February 22, 1999 when ERC distributed to its stockholders in a tax-free distribution all of the issued and outstanding shares of Common Stock of Evercel;

     WHEREAS, ERC has historically provided to its battery business and to Evercel certain management and administrative services and the use of certain office, research and development, manufacturing and support facilities and services;

     WHEREAS, Evercel desires to continue to obtain from ERC these management and administrative services, as well as the use of certain office, research and development, manufacturing and support facilities and services of ERC;

     WHEREAS, ERC wishes to continue to provide such assistance to Evercel under the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto hereby agree as follows:

     1. Engagement

     Evercel does hereby engage ERC to provide the management and administrative services and support facilities and services described herein. ERC accepts this engagement and agrees to furnish the services described below for the compensation set forth below.

     2. Services to be Provided by ERC

     ERC agrees to provide management and administrative services and certain office, research and development, manufacturing and support facilities and services necessary in the day-to-day operations of Evercel (collectively, the "Services"). Such duties shall include the following:

     (a) Providing and maintaining, at ERC's existing offices at 3 Great Pasture Road, Danbury, Connecticut, or at such other location as ERC and Evercel may agree, sufficient office, research and development and manufacturing space for Evercel to carry on its business activities ("Building Services");


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     (b) Providing  Evercel with services  supplied by the ERC  Analytical  Lab,
Microscopic Analysis, Machine Shop and Drafting (collectively, "Work Order Services") upon submission by Evercel to ERC of an appropriate work order. Work orders shall reflect job numbers:

                        Analytical Lab         6999-001
                        Microscopic Analysis   6999-002
                        Machine Shop           6999-003
                        Drafting               6999-004

     (c)  Providing  and   maintaining   management   information   systems  and
secretarial and administrative support services necessary for the business operations of Evercel;

     (d)  Providing  and  maintaining  financial  support  services,   including
bookkeeping, internal auditing and accounting services and certain other "back office" services required by Evercel;

     (e) Administering the payroll and employee benefit plans of Evercel and providing other human resources services;

     (f) Assisting in the preparation of quarterly and annual financial statements and related disclosures in SEC and shareholder documents for Evercel as well as all other filings required by the SEC and all reports of operations and tax returns which are required by taxing bodies or other governmental agencies;

     (g) Providing  Evercel with the part-time  management  services of Jerry D.
Leitman and Joseph G. Mahler and such other management employees of ERC as Evercel may reasonably request for the purpose of conducting its business;

     (h) Providing such other management, administrative and support services and facilities and Evercel may reasonably request and ERC may agree to provide.

     Any input or information needed by either party to perform or utilize the Services pursuant to the provisions of this Agreement shall be provided by the other party upon reasonable request. Should the failure by Evercel to provide such input or information render the performance of the Services impossible or unreasonably difficult, ERC may, upon reasonable notice, refuse to provide such Services.

     3. Compensation

     In consideration of the Services rendered pursuant to this Agreement, Evercel shall pay to ERC the following charges:

     (a) With respect to Building Services described in Paragraph 2(a), Evercel shall pay to ERC its pro rata portion of all building related costs and
expenses,   including,  but  not  limited  to,  maintenance  costs,  maintenance
salaries,  wages,  and  fringe  benefits,   depreciation,   real  estate


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


taxes, utilities, communication costs, cleaning costs, and insurance premiums (collectively, "Building Costs"). Evercel's pro rata portion of such Building Costs shall be determined on the basis of the square footage occupied by Evercel (currently 10%).

     (b) With respect to Work Order Services described in Paragraph 2(b), Evercel shall pay to ERC the amount of all costs and expenses incurred by ERC in rendering such Work Order Services, including, but not limited to, labor, overhead and general and administrative costs incurred by ERC.

     (c) With respect to all other Services, Evercel shall pay to ERC its pro rata portion of the general and administrative costs and expenses incurred by ERC related to such Services, based upon the number of Evercel employees in relation to ERC employees for the related quarter (currently 11%).

     (d) Evercel shall also pay to ERC an amount equal to its pro rata portion of the costs and expenses incurred by ERC in connection with Danbury purchasing functions, based upon the number and weighted value of purchase orders issued.

     The foregoing amounts shall be determined by the management of ERC exercising its good faith judgment. In the event of any dispute regarding the allocation of overhead charges or costs, such charges and costs shall be determined by ERC's independent certified public accountants, whose determination shall be binding and conclusive on all parties.

     ERC shall submit to Evercel by the 10th working day of each quarter an invoice for all charges associated with Services provided during the preceding quarter. All invoices shall describe in reasonable detail the Services provided and the charges associated therewith, any related adjustments and any other amounts that are payable. Evercel shall remit payment in full for all charges invoiced on or before the last working day of the month in which the invoice is received.

     4. Limitation on Exercise of Powers; No Agency

     Notwithstanding anything to the contrary contained in this Agreement, ERC shall have no right or authority, express or implied, to commit or otherwise obligate Evercel in any manner whatsoever except to the extent specifically provided in this Agreement. Any intention to create the relationship of principal and agent between Evercel and ERC is disclaimed and nothing in this Agreement shall constitute ERC as the general agent of Evercel. Notwithstanding the foregoing, ERC is expressly authorized to execute and place purchase orders on Evercel's behalf upon request of an approved, authorized employee of Evercel. ERC shall not be liable for any debts or obligations of Evercel whether arising before or after the date of this Agreement.

     5. Term of Agreement

     This Agreement shall become effective as of the date hereof and shall continue thereafter until terminated as provided herein.



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

     This Agreement is terminable, without penalty, on one hundred twenty (120) days' prior written notice, by either party to the other party. Notwithstanding the foregoing, Evercel may from time to time terminate this Agreement with respect to one or more of the Services upon giving at least sixty (60) days' prior written notice to ERC, and ERC may from time to time terminate this Agreement with respect to one or more of the Services upon giving at least one hundred twenty (120) days' prior written notice to Evercel.

     6. Potential Conflicts

     Evercel understands that the persons employed by ERC to assist in the performance of ERC's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of ERC or any affiliate of ERC to engage in and devote time and attention to ERC's existing business or other businesses or to render services of whatever kind or nature.

     7. Limitation of Liability; Indemnification

     None of ERC and its directors, officers, agents and employees (each an "ERC Indemnified Person") shall be liable, responsible or accountable in damages to Evercel for or in connection with any of the Services rendered pursuant to this Agreement by any ERC Indemnified Person in good faith and in a manner reasonably believed by such ERC Indemnified Person to be within the scope of the authority granted to ERC by this Agreement, except for acts or omissions constituting gross negligence or willful misconduct of such ERC Indemnified Person.

     Evercel agrees to indemnify and hold harmless each ERC Indemnified Person from and against any and all claims, losses, causes of action, damages and liabilities (including all reasonable attorneys' fees) arising out of or in connection with Services rendered or to be rendered by any ERC Indemnified Person pursuant to this Agreement or any act or omission performed or omitted by any ERC Indemnified Person in good faith on behalf of Evercel and in a manner reasonably believed by such ERC Indemnified Person to be within the scope of the authority granted to ERC by this Agreement, except that ERC Indemnified Persons shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of gross negligence or willful misconduct of any ERC Indemnified Person.

     ERC agrees to indemnify and hold harmless Evercel and each of its directors, officers, agents and employees from and against any and all claims, losses, causes of action, damages and liabilities (including all reasonable attorneys' fees) arising out of the gross negligence or willful misconduct of any ERC Indemnified Person in connection with the Services rendered or to be rendered pursuant to this Agreement.



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

     8. Confidentiality

     The parties each agree to hold in trust and maintain confidential, and, except as required by law or applicable rules and regulations promulgated thereunder or by court order or other legal process, not to disclose to others without first obtaining the prior written approval of the other party, any information received by it from the other party or developed or otherwise obtained by it under this Agreement, including all information resulting from the provision or utilization of the Services hereunder (collectively, the "Information"). At the time of termination of this Agreement in whole or in part, each party shall, within 90 days after the effective date of such termination, return to each other all written information that it obtained and shall not retain or allow any third party to retain photocopies or other reproductions of such information, provided that (i) the parties may retain any Information to the extent reasonably needed to comply with applicable tax, accounting or financial reporting requirements or to resolve any legal issues identified at the time of termination, and (ii) in the case of a partial termination of this Agreement, the parties may retain any Information required to perform or utilize any remaining Services covered by this Agreement. Alternatively, each party may, upon receipt of the written consent of the other party, destroy such Information instead of returning the same pursuant to the foregoing sentence. The obligations set forth in this Paragraph 8 shall not apply to any Information which is shown by either party to be or have become knowledge generally available to the public other than through the acts or omissions of such party.

     9. Miscellaneous

     (a) ERC may enter into subcontracts for the performance of its duties hereunder with qualified persons, provided, however, that ERC will in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the Services provided to Evercel.

     (b) Except as provided in (a) above, this Agreement otherwise shall not be assignable by ERC. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided herein.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to the conflict of law rules thereof.

     (d) Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when mailed, if mailed by certified mail, return receipt requested, postage prepaid, or when delivered, if delivered personally, to the following addresses:



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

             if to ERC:

                      Energy Research Corporation
                      3 Great Pasture Road
                      Danbury, Connecticut 06813
                      Attention:  Chief Financial Officer

             if to Evercel:

                      Evercel, Inc.
                      3 Great Pasture Road
                      Danbury, Connecticut 06813
                      Attention:  Chief Financial Officer

or to such other address as either of the parties may furnish to the other from time to time by notice pursuant to this Section.

     (e) This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement may not be amended or modified nor may any or these provisions be waived, except by an instrument in writing signed by each party to be bound by such amendment, or except as otherwise herein expressly provided.


                            [SIGNATURE PAGE FOLLOWS]




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     IN WITNESS  WHEREOF,  the parties hereto have executed this Agreement as of the date and year first above written.


                                  ENERGY RESEARCH CORPORATION


                                  By:    /s/ Jerry D. Leitman
                                        ----------------------
                                  Name:    Jerry D. Leitman
                                  Title: President and Chief Executive Officer


                                  EVERCEL, INC.



                                  By:    /s/ Allen Charkey
                                        ----------------------
                                  Name:     Allen Charkey
                                  Title: Executive Vice President and Chief
                                         Operating Officer